Exhibit 99.1

@coherent	PRESS RELEASE
Editorial Contact:	For Release:
Leen Simonet	IMMEDIATE
(408) 764-4110	July 30, 2013
No. 1367

Coherent, Inc. Reports Third Fiscal Quarter Results

SANTA CLARA, CA, July 30, 2013 — Coherent, Inc. (NASDAQ, COHR), a world leader in providing photonics based solutions to the commercial and scientific research markets, today announced financial results for its third fiscal quarter ended June 29, 2013.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2013	2013	2012	2013	2012
GAAP Results
(in millions except per share data)
Bookings	$189.2	$201.8	$218.9	$567.0	$603.9
Net sales	$213.7	$200.1	$196.4	$597.0	$580.4
Net income	$16.7	$15.0	$17.2	$45.8	$50.4
Diluted EPS	$0.68	$0.61	$0.72	$1.87	$2.10

Non-GAAP Results
(in millions except per share data)
Net income	$22.6	$20.7	$21.3	$61.8	$60.7
Diluted EPS	$0.91	$0.84	$0.88	$2.53	$2.53

THIRD FISCAL QUARTER DETAILS

For the third fiscal quarter ended June 29, 2013, Coherent announced net sales of $213.7 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $16.7 million, or $0.68 per diluted share.  These results compare to net sales of $196.4 million and net income of $17.2 million, or $0.72 per diluted share, for the third quarter of fiscal 2012. Non-GAAP net income for the third quarter of fiscal 2013 was $22.6 million, or $0.91 per diluted share.  Non-GAAP net income for the third quarter of fiscal 2012 was $21.3 million, or $0.88 per diluted share. Beginning in the second quarter of fiscal 2013, we revised our presentation of non-GAAP net income and non-GAAP diluted EPS for all periods presented to exclude the effect of intangibles amortization and inventory step up costs. For a complete overview of the differences between GAAP and non-GAAP results, please see the reconciliation table included at the end of our release.

Net sales for the second quarter of fiscal 2013 were $200.1 million and net income, on a GAAP basis, was $15.0 million, or $0.61 per diluted share. Non-GAAP net income for the second quarter of fiscal 2013 was $20.7 million, or $0.84 per diluted share.

Bookings received during the third fiscal quarter ended June 29, 2013 of $189.2 million decreased 13.6% from $218.9 million in the same prior year period and decreased by 6.3% compared to bookings of $201.8 million in the immediately preceding quarter.  The book-to-bill ratio was 0.89, and ending backlog shipping in the next 12 months was $299.2 million at June 29, 2013, compared to a backlog of $333.0 million at March 30, 2013 and a backlog of $369.4 million at June 30, 2012.

“There are a number of interesting opportunities as we finish fiscal 2013 and enter fiscal 2014.  We expect to see meaningful orders in our laser annealing business as early as the current quarter and extending into fiscal 2014. We shipped a 3 kilowatt fiber laser prototype to a lead customer and the initial test results are positive.  The next phase of testing is field deployment qualification, which is the precursor to a volume commercial order.  And finally, we have delivered lasers to a number of customers who are developing processes for strengthened glass cutting,” said John Ambroseo, Coherent’s President and CEO.

Coherent ended the quarter with cash, cash equivalents and short term investments of $201.7 million, a decrease of $2.3 million from cash, cash equivalents and short term investments of $204.0 million at March 30, 2013.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at either http://www.coherent.com/Investors/ or http://www.earnings.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on both web sites.  A transcript of management’s prepared remarks can be found at http://www.coherent.com/Investors/.

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2013	2013	2012	2013	2012

Net sales	$213,725	$200,058	$196,383	$596,985	$580,434
Cost of sales (A) (B) (C) (D)	130,461	123,727	116,138	359,755	342,182
Gross profit	83,264	76,331	80,245	237,230	238,252
Operating expenses:
Research & development (A) (B)	21,782	20,146	19,306	61,229	58,408
Selling, general & administrative (A) (B)	38,748	37,346	32,894	113,076	102,902
Intangibles amortization (C)	1,290	1,942	1,723	4,086	4,970
Total operating expenses	61,820	59,434	53,923	178,391	166,280
Income from operations	21,444	16,897	26,322	58,839	71,972
Other income (expense), net (B)	(953)	1,295	(1,937)	(1,095)	493
Income before income taxes	20,491	18,192	24,385	57,744	72,465
Provision for income taxes (E)	3,806	3,190	7,177	11,904	22,051
Net income	$16,685	$15,002	$17,208	$45,840	$50,414

Net income per share:
Basic	$0.69	$0.62	$0.73	$1.91	$2.14
Diluted	$0.68	$0.61	$0.72	$1.87	$2.10

Shares used in computation:
Basic	24,310	24,085	23,633	24,055	23,538
Diluted	24,690	24,475	24,054	24,462	24,004

(A)       Stock-related compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-related compensation expense

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2013	2013	2012	2013	2012
Cost of sales	$576	$594	$453	$1,605	$1,263
Research & development	455	467	407	1,398	1,231
Selling, general & administrative	3,610	3,581	3,266	11,274	9,814
Impact on income from operations	$4,641	$4,642	$4,126	$14,277	$12,308

For the quarters ended June 29, 2013, March 30, 2013, and June 30, 2012, the impact on net income, net of tax was $3,446 ($0.14 per diluted share), $3,497 ($0.14 per diluted share) and $2,852 ($0.12 per diluted share), respectively. For the nine months ended June 29, 2013 and June 30, 2012, the impact on net income, net of tax was $10,454 ($0.43 per diluted share) and $8,441 ($0.35 per diluted share), respectively.

(B)       Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense) net.  Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2013	2013	2012	2013	2012
Cost of sales	$35	$37	$(25)	$86	$25
Research & development	159	149	(93)	370	139
Selling, general & administrative	841	1,066	(611)	2,333	944
Impact on income from operations	$1,035	$1,252	$(729)	$2,789	$1,108

For the quarters ended June 29, 2013, March 30, 2013 and June 30, 2012, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $1,010, income of $983 and expense of $1,051, respectively. For the nine months ended June 29, 2013 and June 30, 2012, the impact on other income (expense) net was income of $2,287 and income of $436, respectively.

(C)       For the quarters ended June 29, 2013, March 30, 2013 and June 30, 2012, the impact of amortization of intangibles expense was $2,724 ($2,194 net of tax ($0.09 per diluted share)), $3,408 ($2,775 net of tax ($0.11 per diluted share)) and $1,723 ($1,212 net of tax ($0.05 per diluted share)), respectively. For the nine months ended June 29, 2013 and June 30, 2012, the impact of amortization of intangibles expense was $7,313 ($5,836 net of tax ($0.24 per diluted share)) and $4,970 ($3,456 net of tax ($0.14 per diluted share)), respectively.

(D)       For the quarters ended June 29, 2013 and March 30, 2013, the impact on net income of our inventory step up costs related to our recent acquisitions was $367 ($257 net of tax ($0.01 per diluted share)) and $1,130 ($791 net of tax ($0.03 per diluted share)), respectively. For the nine months ended June 29, 2013, the impact on net income of our inventory step up costs related to our recent acquisitions was $1,589 ($1,112 net of tax ($0.05 per diluted share)).

(E)       The nine months ended June 29, 2013 included $1,398 ($0.06 per diluted share) benefit from the renewal of the R&D tax credit for fiscal 2012. The nine months ended June 30, 2012 included $1,647 ($0.07 per diluted share) release of tax reserves and related interest as a result of the closure of open tax years.

Summarized balance sheet information is as follows (unaudited, in thousands):

	June 29, 2013	September 29, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$201,682	$224,929
Accounts receivable, net	146,184	144,345
Inventories	169,003	160,113
Prepaid expenses and other assets	91,219	85,098
Total current assets	608,088	614,485
Property and equipment, net	113,952	115,096
Other assets	222,714	151,191
Total assets	$944,754	$880,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$6	$17
Accounts payable	40,869	29,088
Other current liabilities	122,113	124,683
Total current liabilities	162,988	153,788
Other long-term liabilities	62,759	55,328
Total stockholders’ equity	719,007	671,656
Total liabilities and stockholders’ equity	$944,754	$880,772

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, net of tax):

	Three Months Ended			Nine Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012	June 29, 2013	June 30, 2012
GAAP net income	$16,685	$15,002	$17,208	$45,840	$50,414
Stock-related compensation expense	3,446	3,497	2,852	10,454	8,441
Intangibles amortization	2,194	2,775	1,212	5,836	3,456
Inventory step-up	257	791	—	1,112	—
Non-recurring tax expense (release) items	—	(1,398)	—	(1,398)	(1,647)
Non-GAAP net income	$22,582	$20,667	$21,272	$61,844	$60,664

Non-GAAP net income per diluted share	$0.91	$0.84	$0.88	$2.53	$2.53

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to any timing for or occurrence of orders in the Company’s laser annealing business or commercial orders of the Company’s 3 kilowatt fiber laser product. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, growth in demand for our products, growth in demand for FPD products,  the demand for and use of short-pulse lasers in commercial applications, our successful implementation of our customer design wins,  our and our customers’ exposure to risks associated with worldwide economic conditions and, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies and other risks identified in the Company’s SEC filings.  Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company.  Actual results, events and performance may differ materially from those presented herein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Founded in 1966, Coherent, Inc. is a world leader in providing photonics based solutions to the commercial and scientific research markets and part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000. Please direct any questions to Leen Simonet, Chief Financial Officer at 408-764-4110. For more information about Coherent, visit the Company’s Web site at http://www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California  95056—0980 . Telephone (408) 764-4000